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                                                                   EXHIBIT 10.9


                               SERVICES AGREEMENT


         THIS SERVICES AGREEMENT, entered into as of the 10th day of March 1996, is by and between VISION 21, INC. ("Vision 21" or "Company") and THE BSM CONSULTING GROUP ("BSM").

         WHEREAS, BSM is in the business of providing consulting services to healthcare providers to assist such providers with strategic planning and management development; and

         WHEREAS, Vision 21 desires to obtain such services from BSM and BSM desires to provide such services to Vision 21, all upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual agreements set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         Section 1. Services to be Provided. BSM agrees to provide the following consulting services to Vision 21 throughout the term of this
Agreement:

                 (a) fully develop Vision 21's physician practice management in accordance with Vision 21's business plan;

                 (b) work with Vision 21 to recruit, develop and support its corporate management team;

                 (c) develop an infrastructure for Vision 21's regional management team;

                 (d) develop systems and protocols for practice integration planning;

                 (e) coordinate merger and acquisition activity with business development and regional administrative teams;

                 (f) develop plans for and execute regional consolidation of affiliated practices;

                 (g) develop business plans for regional delivery systems in conjunction with regional administrative teams and affiliated practice physicians;

                 (h)      assist in physician recruitment as necessary;

                 (i) develop medical staff compensation and succession plans for physician affiliates; and





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                 (j)      perform such other services as may from time to time
be agreed to by the parties.

         Section 2. Term. This Agreement shall remain in effect for a period of five (5) years; provided, however, it may be sooner terminated by the Company or BSM "with cause" upon prior written notice describing the basis therefor. For purposes of this Agreement termination by the Company "with cause" shall mean any of the following: (i) a breach of any material term of this Agreement by BSM which breach remains uncured after thirty (30) days notice thereof; or (ii) the filing of a petition in bankruptcy by or against BSM or if BSM becomes insolvent, makes an assignment for the benefit of creditors or generally becomes unable to pay its debts as they become due. A termination by BSM "with cause" shall mean any of the following: (i) a breach of any material term of this Agreement by the Company which remains uncured after thirty (30) days notice thereof; (ii) the failure of the Company and BSM to agree on compensation after the first year of this Agreement; or (iii) the filing of a petition in bankruptcy by or against the Company or if the Company becomes insolvent, makes an assignment for the benefit of creditors or generally becomes unable to pay its debts as they become due. In the event of a termination of this Agreement by the Company with cause, the Company shall be obligated to pay BSM only such compensation that is due through the date of termination.

         Section 3. Staffing. The services to be rendered pursuant to this Agreement will be provided by BSM employees and other individuals to be specifically retained from time to time by BSM for the performance of this Agreement. All such employees and other individuals shall be subject to the approval of Vision 21. Vision 21 agrees to make members of its staff available upon the request of and as reasonably needed by BSM to assist BSM in carrying out its responsibilities hereunder.

         Section 4. Compensation. As compensation for the services rendered by BSM during the first year of this Agreement, Vision 21 agrees to pay BSM the total sum of $453,040. Vision 21 will be billed a portion of such sum on a monthly basis in accordance with the Invoice Schedule annexed hereto as Exhibit 1. Payment shall be due thirty (30) days from the date of receipt of invoice. The parties agree to negotiate in good faith the compensation to be payable to BSM throughout the remaining term of this Agreement. Such compensation shall be determined by the services to be rendered by BSM and the rates then charged by BSM to other corporate clients for comparable services.

         BSM's Federal Tax ID number is 88-0274049. The parties agree that BSM is an independent contractor and, as such, shall be responsible for the payment of all federal, state and local withholding, income and unemployment taxes or charges due or assessed against all compensation paid hereunder.





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         Section 5.       Confidentiality.

                 (a) BSM acknowledges that, in the course of providing services hereunder, BSM staff will learn certain confidential information about Vision 21's business. BSM agrees that it will keep all such information strictly confidential, and that it will cause its employees, contractors, advisors and agents to do the same.

                 (b) Vision 21 acknowledges that the written materials, techniques, systems and strategies which may be suggested to Vision 21 by BSM during the term of this Agreement are confidential and proprietary trade secrets of BSM. Vision 21 agrees that it will not sell, transfer or otherwise disclose such information to any third party without BSM's written consent. Vision 21 further agrees that it will keep all such information strictly confidential, and that it will cause its employees, contractors, advisors and agents to do the same.

                 (c) The parties acknowledge that the provisions of paragraphs (a) and (b) of this Section 5 shall not apply to any information which (i) had been rightfully in the possession of the recipient prior to its disclosure to the recipient; (ii) had been in the public domain prior to its disclosure to the recipient; (iii) has become part of the public domain by publication or by any other means except an unauthorized act or omission on the part of the recipient; (iv) had been supplied to the recipient without restriction by a third party who is under no obligation to maintain such information in confidence; or (v) is required to be disclosed pursuant to the order of a court of competent jurisdiction.

                 (d) The parties acknowledge that breach of this Section 5 by either party would result in substantial irreparable harm to the other party, and that the extent of such act or harm could not be readily quantified. Accordingly, the parties agree that, in the event either party breaches this
Section 5, the other party shall, in addition to any other remedies available to it, be entitled to immediate injunctive relief from any court of competent jurisdiction, without the need to prove damages or irreparable harm.

                 (e) The terms of this Section 5 shall survive the expiration or termination of this Agreement.

         Section 6. Excluded Services. Vision 21 acknowledges that it may require other services, such as legal, accounting, reimbursement and compliance, surgical center planning, licensure and certification services, and that such services are not part of the consulting services being provided pursuant to this Agreement. BSM will assist Vision 21 in arranging such additional services if so requested at no additional charge.

         Section 7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS. ANY RIGHT TO TRIAL BY JURY WITH





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RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT
IS WAIVED.

         Section 8. Arbitration. Any dispute or disagreement arising between the parties hereto in connection with this Agreement, which is not settled to the mutual satisfaction of the parties within thirty (30) days (or such longer period as may be mutually agreed upon) from the date that either party informs the other in writing that such dispute or disagreement exists, shall be submitted to arbitration in Tampa, Florida to a member of the American Arbitration Association ("AAA") to be mutually appointed by the parties (or, in the event the parties cannot agree on a single such member, to a panel of three members selected in accordance with the rules of the AAA). The dispute or disagreement shall be settled in accordance with the Commercial Arbitration Rules of the AAA and the decision of the arbitrator(s) shall be final and binding upon the parties and judgment may be obtained thereon in a court of competent jurisdiction. The prevailing party shall be entitled to recover from the other party the fees and expenses of the arbitrator(s) as well as reasonable attorneys' fees, costs and expenses incurred by the prevailing party.

         Section 9. Entire Agreement. This Agreement, in conjunction with the Advisory Agreement, reflects the entire agreement between the parties hereto with respect to the subject matter hereof and no provision hereof may be modified or waived unless such modification or waiver is in writing and is signed by both of the parties hereto.

         Section 10. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of Vision 21, BSM and their respective successors and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE BSM CONSULTING GROUP                        VISION 21, INC.


By: /s/ Bruce S. Maller                            By: /s/ Theodore N. Gillette
   -------------------------                       ----------------------------
   Bruce S. Maller                                 Theodore N. Gillette
   President                                       President and
                                                   Chief Executive Officer





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                                   EXHIBIT 1


                                INVOICE SCHEDULE




               MONTH                          INVOICE AMOUNT
               -----                          --------------
               April                            $10,000.00

               May                              $40,000.00

               June                             $40,304.00

               July                             $40,304.00

              August                            $40,304.00

             September                          $40,304.00

              October                           $40,304.00

             November                           $40,304.00

             December                           $40,304.00

             January                            $40,304.00

             February                           $40,304.00

              March                             $40,304.00

              TOTAL                             $453,040.00
